UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2019

MAUI LAND & PINEAPPLE COMPANY, INC.

(Exact name of registrant as specified in its charter)

Hawaii	001-06510	99-0107542
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Village Road, Lahaina, Maui, Hawaii 96761

(Address of principal executive offices) (Zip Code)

(808) 877-3351

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without Par Value	MLP	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement

On December 31, 2019 Maui Land & Pineapple Company, Inc. (“Company”) entered into a Third Loan Modification Agreement with First Hawaiian Bank (“Bank”) which amended the Company’s $15.0 million revolving line of credit facility (“Credit Facility”) with the Bank.

The Third Loan Modification Agreement replaced the existing two optional one-year extension periods with one option for a two-year extension period, allowing the Company to extend the Credit Facility to December 31, 2021. All other terms of the Credit Facility remained the same, including interest on borrowings being at LIBOR plus 3.50% and the Company’s 800-acre Kapalua Mauka project and 30,000 square feet of commercial leased space in the Kapalua Resort being pledged as security for the Credit Facility.

At December 31, 2019, the Company had approximately $1.0 million of outstanding borrowings under the Credit Facility.

The foregoing summary of the terms of the Third Loan Modification Agreement are not complete and are qualified in their entirety by reference to the full text of the Third Loan Modification Agreement, which will be filed as an exhibit to the Company’s periodic report for the corresponding period.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: December 31, 2019	By:	/s/ TIM T. ESAKI
Tim T. Esaki
Chief Financial Officer